Exhibit 99.1

Sigma Labs Announces Third Quarter Financial Results

Programs Launched to Accelerate Growth Heading into 2016

SANTA FE, N.M. – November 10, 2015 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing (“AM”) and other advanced manufacturing technologies, today announced financial results for the three and nine months ended September 30, 2015.

Recent Highlights

•	Posted revenue of approximately $0.3 million for the quarter and $0.6 million for the first nine months of 2015, versus approximately $0.1 million and $0.3 million for the same periods, respectively, in 2014

•	Launched new business development initiatives to drive higher customer adoption – Sigma Labs’ OEM Partner Program and Early Adopter Program (EAP). Each makes it easier for potential clients to install and evaluate Sigma Labs’ proprietary PrintRite3D® software applications. Spartacus3D of France signed as the first EAP participant

•	Announced the commercial availability of PrintRite3D® CONTOUR™ (formerly known as PrintRite3D® DEFORM™) and provided to initial customer Honeywell Aerospace under contract

•	Signed an agreement with Additive Industries of the Netherlands for further evaluation of Sigma Labs’ PrintRite3D® products. The applications will be integrated into an Additive Industries’ MetalFAB1 prototype machine; this contract builds on the previously-announced Technology Cooperation Agreement with Additive Industries signed in December, 2014

•	Contract manufacturing and prototyping business continued to expand as AM machine capacity fills

•	Hosted the Fall Meeting of Edison Welding Institute's (EWI) Additive Manufacturing Consortium October 28-29, 2015 to demonstrate the Company’s technology and manufacturing capabilities

“Sigma Labs showed great progress this quarter both in terms of revenue growth and setting the stage for improved performance going forward,” said Mark Cola, President and CEO of Sigma Labs. “We launched two new sales initiatives – the OEM Partner Program and Early Adopter Program – to make it easier and more attractive for potential customers to try our software applications and evaluate them in real-world environments. The programs have gotten off to a great start, and we are in discussion with a number of companies across the globe to embed our software packages into their machines or have them assessed in specific industrial processes. Overall we’re very pleased with the market reaction and look forward to exhibiting our products at the formnext show in Frankfurt this month.

“We also recently hosted the Fall Meeting of EWI’s Additive Manufacturing Consortium, which served to showcase our PrintRite3D® applications and contract manufacturing capabilities to a large number of industry participants. We truly believe we’re seeing increased traction within the market and expect strong top line growth heading into 2016.”

2015 Third Quarter and Year-to-Date Financial Results

Revenue for the three and nine months ended September 30, 2015 was approximately $0.3 million and $0.6 million, respectively, versus approximately $0.1 million and $0.3 million for the same periods in 2014. The Company reported a net loss for the three and nine months ended September 30, 2015 of approximately $0.6 million and $1.4 million, respectively, or $(0.00) per diluted share, versus a loss of approximately $0.5 million and $2.8 million, or $(0.00) per diluted share, for the same periods in 2014. The prior-year nine month period included a nonrecurring warrant expense of approximately $1.3 million.

Investor Conference Call

The Company will host a conference call to discuss its 2015 third quarter financial results today, November 10, 2015, at 11:00 a.m. Eastern Time. To participate in the call, please dial toll free 1-888-243-4451, or 1-412-542-4135, approximately five minutes before the conference call time stated. A live webcast of the call can also be accessed on the Sigma Labs website at www.sigmalabsinc.com. A recording will be available on the Company's website upon completion of the call.

About Sigma Labs, Inc.

Sigma Labs, Inc., through its wholly-owned subsidiary B6 Sigma, Inc., develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." Our forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in our most recent annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com

646-438-9385

Tables to Follow

Sigma Labs, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Operations

Three Months and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

INCOME
Services	$266,566	$92,449	$648,515	$322,091
Total Revenue	266,566	92,449	648,515	322,091

COST OF SERVICE REVENUE	25,250	36,326	138,379	176,954

GROSS PROFIT	241,316	56,123	510,136	145,137

EXPENSES
Other General and Administration	293,187	243,375	886,965	564,581
Payroll Expense	191,399	84,865	338,533	387,564
Non-cash Stock Compensation	221,500	215,550	478,500	566,950
Warrant Expense	-	-	-	1,283,333
Research and Development	122,517	52,710	206,545	147,683
Total Expenses	828,603	596,500	1,910,543	2,950,111

OTHER INCOME (EXPENSE)
Interest Income	265	939	1,137	2,721
Interest Expense	-	-	-	-
Loss on Investment in Joint Venture	(108)	-	(108)	-
Total Other Income (Expense)	157	939	1,029	2,721

INCOME (LOSS) BEFORE INCOME TAXES	(587,130)	(539,438)	(1,399,378)	(2,802,253)

Current Income Tax Expense	-	-	-	-

Deferred Income Tax Expense	-	-	-	-

Net Income (Loss)	$(587,130)	$(539,438)	$(1,399,378)	$(2,802,253)

Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares
Outstanding - Basic and Diluted	623,483,422	616,610,626	622,493,895	607,463,863

Sigma Labs, Inc. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

September 30, 2015 and December 31, 2014

	September 30, 2015	December 31, 2014

ASSETS
Current Assets
Cash	$1,836,855	$2,962,069
Accounts Receivable, net	177,717	117,726
Inventory	111,853	56,175
Prepaid Assets	58,477	29,986
Total Current Assets	2,184,902	3,165,956

Other Assets
Property and Equipment, net	744,156	803,027
Deferred Stock Offering Costs	95,511	95,511
Intangible Assets, net	106,111	95,847
Investment in Joint Venture	9,892	-
Total Other Assets	955,670	994,385

TOTAL ASSETS	$3,140,572	$4,160,341

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$82,190	$309,698
Customer Deposits	62,393	-
Accrued Expenses	61,676	44,652
Total Current Liabilities	206,259	354,350

TOTAL LIABILITIES	206,259	354,350

Stockholders' Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 750,000,000 shares authorized;
623,594,835 issued and 620,219,835
outstanding at September 30, 2015 and
619,741,061 issued and 612,741,061
outstanding at December 31, 2014 and	623,595	619,741
Additional Paid-In Capital	10,000,184	9,798,288
Less Deferred Compensation
3,375,000 and 7,000,000 common shares, respectively	(422,250)	(744,200)
Retained Earnings (Deficit)	(7,267,216)	(5,867,838)
Total Stockholders' Equity	2,934,313	3,805,991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,140,572	$4,160,341